EXHIBIT 10.2
Company Name
Baldwin Technology Company Ltd
2 Trap Falls Road
Shelton, C.T. 06484
FAX TRANSMITTAL FORM

To:	Mr. G.A. Nathe	From: Dr. Fred Westlake
	Chairman	Date Sent: 5th December, 2006

Number of Pages: 2
Fax: 091 203 4025500

Message Board Resignation

Dr. FRED & CAROL WESTLAKE
Tingara
Fireball Hill, Sunningdale
Berkshire SL5 9PJ
Mr. G.A. Nathe
Chairman
Baldwin Technology Company Ltd
2 Trap Falls Road
Shelton, C.T. 06484
5th December, 2006
Dear Gerry,
This letter is my formal notification to the Company upon tendering my resignation from the Board. May I take this opportunity to say how much I enjoyed meeting you and your colleagues and learning something about your business.
Please pass on my best wishes for the upcoming festive season to all your Board members.
Yours Sincerely
/s/ Fred Westlake
DR. FRED WESTLAKE

TINGARA	Tel: 01344 628281 Fax: 01344 291064